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                                                              Exhibit 99.B(e)(3)

                             DISTRIBUTION AGREEMENT

     This Distribution Agreement, between ING Investors Trust (the "Trust") and Directed Services, Inc. ("DSI" or the "Distributor"), is dated as of the 29th day of April, 2005 (the "Agreement").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), securities of which are registered under the Securities Act of 1933, as amended ("1933 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest (the "Shares") in separate portfolios (the "Series"), with each such Series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers Shares in multiple classes, such classes together with all other classes subsequently established by the Trust with respect to which the Trust desires to retain the Distributor to render services hereunder and with respect to which the Distributor is willing so to do (each a "Class," collectively the "Classes"); and

     WHEREAS, the USA Patriot Act of 2001 and the regulations promulgated thereunder (collectively, the "USA Patriot Act") imposes anti-money laundering requirements on financial institutions, including mutual funds; and

     WHEREAS, the Trust recognizes the importance of complying with the USA Patriot Act and the Trust has developed and implemented a written anti-money laundering policy in conjunction with ING Americas, which incorporates a customer identification program, that is designed to satisfy the requirements of the USA Patriot Act (the "Trust's AML Program"); and

     WHEREAS, the USA Patriot Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of the Trust's AML Program; and

     WHEREAS, pursuant to the Trust's AML Program, the Trust relies on DSI, a broker-dealer and the Trust's principal underwriter, to establish and verify the identity of its institutional account holder customers, the source of such customer funds and the nature of the customer's business, and the Trust's Board of Trustees has determined that it is reasonable to rely on DSI for such services; and

     WHEREAS, the Trust desires to delegate to DSI the implementation and operation of its customer identification program and DSI desires to accept such delegation.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT OF THE DISTRIBUTOR. The Trust hereby appoints DSI as exclusive Distributor of the Shares of the Series on the terms and for the period set forth in this Agreement,

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and DSI hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein.

     2.   DUTIES OF DISTRIBUTOR.

     (a) In performing its duties as Distributor, DSI will act in conformity with the Prospectus of the Trust (the "Prospectus") included in the Trust's Registration Statement on Form N-1A under the 1933 Act and the 1940 Act, as filed with the Securities and Exchange Commission and as amended or supplemented from time to time, and with the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations.

     (b) DSI agrees to hold itself available to receive orders for the purchase or redemption of the Shares of the Series and will accept or reject such orders on behalf of the Trust in accordance with the provisions of the Prospectus and any instructions received from the Trust, and will transmit such orders as are so accepted to the Trust's transfer agent promptly for processing at the Shares' net asset value next determined in accordance with the Prospectus and any instructions received from the Trust.

     (c) The Distributor will not use any sales literature which has not been previously approved by an officer of the Trust.

     (d) DSI shall not be obligated to sell any certain number of Shares. Shares shall be sold without a sales charge. Fees may be paid to DSI in connection with the sale of some or all Classes of Shares pursuant to SCHEDULE A hereto.

     3.   THE TRUST'S AML PROGRAM

     (a)  DUTIES OF DISTRIBUTOR PURSUANT TO THE TRUST'S AML PROGRAM.

          (i) Subject to the terms and conditions set forth in the Agreement, the Trust hereby delegates to DSI the following functions with respect to the implementation of new customer accounts and the operation of existing customer accounts as required by the Trust's AML Program and Section 103.131(b) of
Section 326 of the USA Patriot Act (the "CIP Regulations"):

     - Obtaining the following identifying information from each customer, as applicable: (i) name, (ii) address, and (iii) tax payer identification number;

     - Verifying the identification of each institutional account holder, through documents or through non-documentary methods, in accordance with the CIP Regulations, so as to permit a reasonable belief that the true identity of the customer is known, provided however, that when it is determined that a prospective institutional account holder is a subsidiary of ING Groep, N.V., the verification of such entity's identity will not need to be separately verified other than the collection of its name, address and tax identification number;

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     -  Determining, within the time required by law, whether the institutional account holder appears on any list of known or suspected terrorists or terrorist agencies issued by a Federal government agency and designated as such by the Department of Treasury;

     - In consultation with the Trust's Money Laundering Reporting Officer ("MLRO") as applicable, determining, in a case in which identity cannot be verified, what action should be taken with respect to the institutional account holder and whether a suspicious activity report should be filed; and

     - Creating and retaining records documenting the performance of these functions as required by the Trust's AML Program.

          (ii) DSI agrees to perform such delegated duties subject to and in accordance with the terms and conditions of the Agreement. DSI has provided a copy of its anti-money laundering program to the Trust and will provide to the Trust any material modifications to its anti-money laundering program promptly after their adoption. With respect to any internal audits of DSI's anti-money laundering program, DSI agrees to provide a prompt report regarding any exceptions to its program in connection with the Trust and its institutional accounts to the Trust's designated MLRO provided such disclosure is permitted by the information sharing provisions of the USA Patriot Act.

     (b) REPRESENTATION. DSI represents that it is subject to NASD Rule 3011 implementing the anti-money laundering compliance program requirements of 31 U.S.C. 5318(h) and is regulated by the U.S. Securities and Exchange Commission, a federal functional regulator.

     (c) CERTIFICATION. In connection with the performance by DSI of the above-delegated duties, DSI agrees that it shall certify to the Trust, on an annual basis, that DSI (i) has implemented an anti-money laundering program reasonably calculated to comply with the USA Patriot Act and other applicable laws and regulations, and (ii) has performed the functions that it has agreed to perform in Section 1 above.

     (d) CONSENT TO EXAMINATION. In connection with the performance by DSI of the above-delegated duties, DSI understands and acknowledges that the Trust remains responsible for ensuring compliance with the USA Patriot Act and that the records DSI maintains for the Trust relating to the Trust's AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. DSI hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, DSI will use its best efforts to make available during normal business hours, all required records and information concerning the implementation of the Trust's customer identification program for review by such examiners.

     (e) LIMITATION OF DELEGATION. The Trust acknowledges and agrees that in accepting the delegation hereunder, DSI is agreeing to perform only those aspects of the Trust's AML Program relating to the implementation and operation of customer accounts as specified in Section 1 above that have been expressly delegated hereby and is not undertaking and shall not

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be responsible for any other aspect of the Trust's AML Program or for the overall compliance by the Trust with the USA Patriot Act.

     4. DISTRIBUTOR'S AGREEMENTS WITH BROKER-DEALERS. DSI is authorized to enter into agreements with broker-dealers registered as such under the Securities Exchange Act of 1934 who will solicit applications for sales of variable insurance products, the proceeds of which will be invested in the Trust, whereby DSI may permit such broker-dealers, among other things, to distribute copies of the Prospectus for the Trust under terms and conditions deemed appropriate by DSI.

     5.   SALES COMMISSION.

     (a)  In respect of each Class of Shares:

          (i) DSI shall be entitled to receive a sales commission on the sale of Shares of the Series in the amounts and according to the procedures set forth in the Series' Prospectus then in effect under the 1933 Act (including any supplements or amendments thereto).

          (ii) In addition to the payments of the sales commissions to you provided for in paragraph 5(a)(i), DSI also may receive reimbursement for expenses or a maintenance or a trail fee as may be required by and described in the distribution plans adopted by the Series pursuant to Rule 12b-1 under the 1940 Act.

     (b) DSI may allow appointed sub-agents or dealers such commissions or discounts (not exceeding the total sales commission) as DSI shall deem advisable, so long as any such commissions or discounts are set forth in the Series' then current Prospectus or Statement of Additional Information, to the extent required by the applicable federal and state securities laws.

     6. EXPENSES OF DISTRIBUTOR. During the term of this Agreement, DSI will bear all its expenses in complying with this Agreement, including the following expenses:

     (a) costs of sales presentations, mailings, advertising, and any other marketing efforts by DSI in connection with the distribution or sale of the Shares; and

     (b) any compensation paid to employees of DSI in connection with the distribution or sale of the Shares.

     7. EXPENSES OF TRUST. The Trust shall bear all of its other expenses, including, but not limited to:

     (a) preparation and setting in type of its reports, proxies and prospectuses and printing and distributing reports, proxies and prospectuses and other communications to existing shareholders;

     (b) registration of the Trust's Shares with the Securities and Exchange Commission and the securities commission of any state if deemed appropriate by an officer of the Trust; and

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     (c)  qualification of the Trust's Shares for sale in jurisdictions deemed appropriate by an officer of the Trust.

     8. LIABILITY OF DISTRIBUTOR. DSI shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     9. AGENT OF TRUST. Any person, even though also an officer, employee or agent of DSI, who may be or become an officer, trustee, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee or agent or one under the control or direction of DSI even though paid by DSI.

     10. DURATION AND TERMINATION. This Agreement shall take effect on the date of its execution and shall continue in effect, unless sooner terminated as provided herein, until November 30, 2006 and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) either by a majority of the entire Board of Trustees of the Trust or by a majority vote (as defined in the Prospectus) of the shareholders of the Trust; provided, however, that this Agreement may be terminated without penalty by the Board of Trustees of the Trust or by a majority vote of the shareholders of the Trust on 60 days' written notice to DSI; or by DSI at any time, without payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as described in the 1940
Act).

     11. NOTICES. Notices of any kind shall be in writing and shall be duly given if (1) mailed, first class postage prepaid, or (2) delivered to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Distributor:

     Directed Services, Inc.
     1475 Dunwoody Drive
     West Chester, PA 19380
     Attention: Chief Counsel

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     If to the Trust:

     ING Investors Trust
     7337 E. Doubletree Ranch Rd.
     Scottsdale, AZ 85258
     Attention: Chief Counsel

     12. EXCLUSIVITY. The Distributor shall have exclusive rights under this Agreement to distribute the Shares of the Series on the terms and for the period set forth in this Agreement. However, the Trust shall not be deemed to have exclusive rights to the services of the Distributor under this Agreement, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     13. REPORTS. The Distributor shall prepare reports to the Board of Trustees of the Trust showing such information as from time to time shall be reasonably requested by the Board or as are required of the Distributor by applicable laws and regulations.

     14. INDEPENDENT CONTRACTOR. The Distributor shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. It is understood and agreed that the Distributor, by separate agreement with the Trust, may also serve the Trust in other capacities.

     15.  MISCELLANEOUS.

     (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     (b) This Agreement shall be governed by the laws of the state of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Securities Exchange Act of 1934, or any rule or order of the Securities and Exchange Commission.

     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (d) The Amended and Restated Agreement and Declaration of Trust establishing the Trust (the "Declaration"), a copy of which is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "ING Investors Trust" refers to the Trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                         DIRECTED SERVICES, INC.


                                         By:    /s/ David L. Jacobson
                                                ---------------------
                                         Name:  David L. Jacobson
                                                -----------------
                                         Title: SVP
                                                ---


                                         ING INVESTORS TRUST


                                         By:    /s/ Robert S. Naka
                                                Robert S. Naka
                                                Senior Vice President

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                                   SCHEDULE A

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                             DISTRIBUTION AGREEMENT

Distribution fees in the amount of 0.25% for Service 2 Class shares and 0.50% for Adviser Class shares based on average net assets may be paid to Directed Services, Inc. for shares of the following Series of the ING Investors Trust:

SERIES                                                             CLASSES
------                                                             -------
ING FMR(SM) Earnings Growth Portfolio                         Service 2, Adviser
ING JPMorgan Value Opportunties Portfolio                     Service 2, Adviser
ING Marsico International Opportunities Portfolio             Service 2, Adviser
ING MFS Utilities Portfolio                                   Service 2, Adviser

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